UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2021
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 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, First Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	*

Item 3.02    Unregistered Sales of Equity Securities.
As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2018, Twilio Inc. (the “Company”) previously issued $550.0 million in aggregate principal amount of 0.25% Convertible Senior Notes due 2023 (the “Notes”). The Notes are governed by the Indenture, dated as of May 17, 2018, between the Company and Wilmington Trust, National Association, as trustee.
As previously reported, on May 18, 2021, the Company issued a notice of redemption to holders of its outstanding Notes, pursuant to which it announced that on June 2, 2021 (the “Redemption Date”), the Company would redeem all remaining outstanding Notes as of June 2, 2021 at redemption price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon from June 1, 2021 to, but excluding, the date that the Company pays such redemption price in full. Prior to the Redemption Date, the holders of the Notes have the right to elect to convert their Notes for Class A Common Stock of the Company at a rate of 14.1040 shares of Class A Common Stock per $1,000 principal amount of Notes. The Company satisfied and will satisfy its conversion obligations with respect to each $1,000 principal amount of Notes tendered by physical settlement, delivering Class A Common Stock of the Company, with cash in lieu of any resulting fractional shares.
On June 2, 2021, the Company redeemed all $40,000 in aggregate principal amount of Notes that had not been previously surrendered for conversion at a redemption price in cash equal to approximately $0.04 million. As of June 3, 2021 and following the Company’s issuance of the notice of redemption, the Company had issued an aggregate amount of approximately 1.94 million of its Class A Common Stock to holders of the Notes as a result of conversions of approximately $136.0 million in aggregate principal amount of Notes.
The Class A Common Stock of the Company delivered in connection with these conversions have been issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

June 4, 2021	By:	/s/ Khozema Z. Shipchandler
	Name:	Khozema Z. Shipchandler
	Title:	Chief Financial Officer